Exhibit 10.7

GROUND LEASE

BETWEEN

BIG KAHUNA, INC.

AND

FESTIVAL FUN PARKS, L.L.C.

i

		Page

18.11	Holding Over	22

18.12	Choice of Law	22

18.13	Attorneys’ Fees	22

18.14	Liability of Landlord	22

18.15	No Merger	23

18.16	Interpretation	23

18.17	Relationship of the Parties	23

18.18	Successors	23

18.19	Modifications	23

18.20	Brokerage Fees	23

18.21	Waiver of Redemption	23

18.22	Not Binding Until Executed	23

18.23	Counterparts	23

EXHIBIT A DESCRIPTION OF PREMISES		A-l

EXHIBIT B FORM OF MEMORANDUM OF GROUND LEASE		B-l

EXHIBIT C FORM OF DEED		C-l

GROUND LEASE

In consideration of the rents and covenants set forth below, Landlord (as hereinafter defined) hereby leases to Tenant (as hereinafter defined), and Tenant hereby leases from Landlord, the Premises (as hereinafter defined), upon the following terms and conditions:

ARTICLE I

FUNDAMENTAL LEASE PROVISIONS

The provisions in this Article shall be referred to in this Lease as the “Fundamental Lease Provisions.” Unless otherwise defined herein, capitalized terms used in this Lease shall have the meanings listed in the Fundamental Lease Provisions.

Commencement Date:	May 4, 2000

Landlord:	Big Kahuna, Inc.
1007 Highway 98 East
Destin, Florida 32540
FAX: (850) 837-9268

Tenant:	Festival Fun Parks, LLC, dba Palace Entertainment
18300 Van Karman Ave., Suite 900
Irvine, California 92612
FAX: (949) 261-1414

Premises:

That certain real property commonly known as the Big Kahuna’s Lost Paradise located at 1007 Highway 98 East, Destin, Florida, consisting of approximately 25 acres of real property located in the County of Oakloosa, State of Florida, together with all rights, appurtenances, interests, easements and privileges belonging or appertaining thereto (the “Property”) more particularly described in Exhibit “A” attached hereto.

Building:	All surface improvements and/or buildings located on the Premises.

Initial Term:	Twenty Five (25) years, commencing on the Commencement Date.

Renewal Terms:	Consecutive terms of five (5) years and four and one-half (4.5) years.

Rent:	Except for Lease Year 1, Tenant shall pay to Landlord, as quarterly rent (the “Quarterly Rent”) the following amounts for Lease Years 1-10:

Memorandum of Lease:	Landlord and Tenant shall execute a Memorandum of Lease, a form of which is attached hereto as Exhibit “B” to be recorded in the Official Records of Okaloosa County, Florida

LEASE YEAR	INCREASE OVER PRIOR LEASE YEAR	ANNUAL RENT
YEAR 1		$600,000.00
YEAR 2	5.0%	$630,000.00
YEAR 3	5.0%	$661,500.00
YEAR 4	5.0%	$694,575.00
YEAR 5	5.0%	$729,303.75
YEAR 6	2.5%	$747,536.34
YEAR 7	2.5%	$766,224.75
YEAR 8	2.5%	$785,380.37
YEAR 9	2.5%	$805,014.88
YEAR 10	2.5%	$825,140.25

Quarterly Rent for Lease Years 11-25 shall be adjusted as provided for in Section 2.2.

Increase Date:	First anniversary of the Commencement Date, and every one (I) year thereafter.

Increase Percentage:	See Section 2.2 below.

Permitted Use:	A family entertainment and amusement center and such incidental uses which are consistent therewith. Tenant shall be permitted to sell beer and wine pursuant to its beer and wine license.

ARTICLE 2

TERM AND RENT

2.1                                 Term. The Initial Term of this Lease shall be as set forth in the Fundamental Lease Provisions. Provided Tenant is not then in default under this Lease, Tenant shall have the option to extend the Initial Term by the number of successive Renewal Terms described in the Fundamental Lease Provisions by giving Landlord written notice of its election to extend the term of this Lease by the succeeding Renewal Term not less than one (1) year prior to expiration of the Initial Term or the then current Renewal Term, as the case may be. Excepting the amount of the Minimum Quarterly Rent, the terms and conditions of this Lease shall apply during each Renewal Term. The Initial Term, as it may be extended by one or more Renewal Terms shall be hereinafter referred to as the “Lease Term.”

2.2                                 Quarterly Rent.

2.2.1                           For the use and occupancy of the Premises, Tenant shall pay Landlord one-half (1/2) of Lease Year I Rent on July 15, 2000 and the remaining one-half (1/2) of Lease Year 1 Rent on September 15, 2000. Thereafter, Tenant shall pay Landlord Quarterly Rent commencing on January 1, 2001 and continuing on the first day of each April, July and October of each calendar thereafter during the Lease Term, without any offset or deduction except as provided in section 2.7 herein. Should the Lease Term commence on a day other than the first day of a calendar month, then the rental for such first fractional month shall be computed on a daily basis for the period from the Commencement Date to the end of such calendar month at an amount equal to 1/30th of the monthly Rent for each day. Should the Lease Term end on a day other than the last day of a calendar month, then the rental for such fractional month shall be computed on a daily basis at an amount equal to 1/30th of the monthly Rent for each day.  Tenant shall pay Landlord the Quarterly Rent in lawful money of the United States at the address for Landlord set forth in the Fundamental Lease Provisions, or to such other persons or at such other places as Landlord may designate in writing to Tenant.

2.2.2                           The Increase Percentage shall be determined as follows:

(a)                                  Quarterly Rent for Lease Years 1-10.  Except for payment of Lease Year 1 payments, the Quarterly Rent for Lease Years 1-10 shall be as set forth in the Fundamental Lease Provisions.

(b)                                 Quarterly Rent for Lease Years 11-20.  Commencing on the first day of the first month of the eleventh (11th) Lease Year (“First Adjustment Date”) Annual Rent shall be based upon a ten percent (10%) annual return or the value of the Premises as determined by an Appraisal (as defined in Section 2.2.3) of the Premises; provided, however, the Annual Rent for Lease Year 11 shall be (i) at a minimum of ten percent (10%) greater and

(ii) at a maximum of twenty-five percent (25%) greater than the Annual Rent for Lease Year 10 (“Lease Year 11 Rent”). Tenant shall pay to Landlord Quarterly Rent in twelve (12) equal installments of the Lease Year 11 Rent. For each of Lease Years 12-20 the Quarterly Rent shall be adjusted by increasing the Quarterly Rent by two and one-half percent (2.5%) over the immediately prior Lease Year Quarterly Rent. The Appraisal shall be dated no earlier than thirty (30) days prior to the First Adjustment Date.

(c)                                  Quarterly Rent for Lease Years 21-25. Commencing on the first day of the first month of the twenty-first (21st) Lease Year (“Second Adjustment Date”) Annual Rent shall be based upon a ten percent (10%) annual return on the value of the Premises as determined by an Appraisal of the Premises; provided, however, the Annual Rent for Lease Year 21 shall be (i) at a minimum of ten percent (10%) and (ii) at a maximum of twenty-five percent (25%) greater than the Annual Rent for Lease Year 20 (“Lease Year 21 Rent”). Tenant shall pay to Landlord Quarterly Rent as twelve (12) equal installments of the Lease Year 21 Rent. For each of Lease Years 22-25 the Quarterly Rent shall be adjusted by increasing the Quarterly Rent by two and one-half percent (2.5%) over the immediately prior Lease Year Quarterly Rent. The Appraisal (as defined in Section 4.5) shall be dated no earlier than thirty (30) days prior to the Second Adjustment Date.

2.2.3                            Appraisal. Any appraisal required by this Lease shall be performed by an MAI certified Appraiser, which Appraiser is acceptable to Landlord and Tenant, each in its reasonable discretion, and is paid equally by Tenant and Landlord (“Appraisal”). In the event Landlord and Tenant are unable to agree on fair market rent for purposes of computing the value of the Premises as set forth herein, the parties shall apply the Baseball Arbitration method as set forth in Section 2.2.4 herein below to determine such value of the Premises

2.2.4                            Baseball Arbitration. For purposes of this Lease, Baseball Arbitration shall follow the following procedures:

(a)                                Within twenty (20) days after Landlord and Tenant disagree on the value of the Premises, Tenant and Landlord shall each select an arbitrator (“Tenant’s Arbitrator” and “Landlord’s Arbitrator”, respectively) who shall be a qualified and impartial person licensed in the State of Florida as a MAI appraiser (“Appraiser”) with at least five (5) years of experience in appraising the type of matters for which they are called on to appraise hereunder in the area where the Premises are located

(b)                               Landlord’s Arbitrator and Tenant’s Arbitrator shall name a third arbitrator, similarly qualified, within ten (10) days after the appointment of Landlord’s Arbitrator and Tenant’s Arbitrator.

(c)                                Said third arbitrator shall, after due consideration of the factors to be taken into account the prevailing market rate for base rent for tenants of comparable quality for lease extensions in property of comparable size, age, use, location and quality in the area where the Premises are located, taking into consideration the extent of the availability of such property as large as the Premises in the marketplace and all other economic terms then customarily prevailing in such similar ground leases in said marketplace, and hearing whatever evidence the arbitrator deems appropriate from the Appraiser, Landlord, Tenant, Landlord’s Arbitrator and Tenant’s Arbitrator and others and obtaining any other information the arbitrator deems necessary, in good faith, make its own determination of the fair market rental and/or value, as applicable for the Premises as of the commencement of the applicable Renewal Term(s) and within (30) days after the appointment of the third arbitrator, determine the fair market rent and/or value, as applicable for the Premises. The third arbitrator’s determination shall be in writing and counterparts thereof shall be delivered to Landlord and Tenant within said thirty (30) day period. The arbitrator shall have no right or ability to determine the fair market rent and/or value in any other manner. The third arbitrator’s determination shall be binding upon the parties hereto.

(d)                            The costs and fees of the third arbitrator shall be paid equally by both Landlord and Tenant.

2.3                                 Impositions. In addition to the Minimum Quarterly Rent, as increased, Tenant shall pay to the parties respectively entitled thereto all impositions, insurance premiums, Taxes (as defined in Article 4), operating charges, maintenance charges, construction costs, accounting and legal fees, and any other charges, costs and expenses which arise or may be contemplated under any provision of this Lease during the Lease Term (collectively, the “Impositions”). Tenant shall furnish to Landlord, promptly after payment of any Taxes or insurance premiums, and, with respect to any other Impositions, promptly upon request of Landlord, official receipts or other satisfactory proof evidencing payment of such Impositions. Upon Tenant’s failure to pay such Impositions or failure to provide such proof, Landlord shall have the option to require Tenant to deposit with Landlord (i) funds sufficient for the payment of the current Impositions required to be paid by Tenant hereunder, and (ii) one-twelfth of the current annual or annualized Impositions, as the case may be (or those of the preceding years if the current amounts thereof have not been fixed), in advance and on the same day upon which the Minimum Quarterly Rent is due.

2.4                                 Late Charge.  If any installment of the Quarterly Minimum Rent, any Imposition or any other payment provided for under this Lease which is payable by Tenant is not received by Landlord within five days of the date when due, Tenant shall immediately pay Landlord an amount equal to 5% of the overdue amount as a late charge (the “Late Charge”).  Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment by Tenant. Acceptance of the Late Charge by Landlord shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease.

2.5                                 Interest on Overdue Amounts.  The Minimum Quarterly Rent, the Impositions and all other amounts due Landlord under this Lease which are not paid when due shall bear interest at a per annum rate equal to the “prime rate” (or substantial equivalent) announced from time to time (as adjusted quarterly) by Bank of America, plus 2%, from the date due until paid; provided, however, that if such rate shall exceed the lawful rate of interest which Landlord is entitled to charge under applicable law, then the per annum rate of interest on any such overdue amounts shall be the maximum rate permitted by applicable law.

2.6                                 Net Lease. This Lease is what is commonly called a “triple net lease,” it being understood that Landlord shall receive the Minimum Quarterly Rent free and clear of any and all Taxes, other Impositions, liens, charges, or expenses of any nature whatsoever incurred in connection with the ownership and operation of the Premises.

2.7                                 Right of Offset. Tenant shall have the right to collect sums due from Landlord for “Damages” as defined in that certain Agreement for Purchase and Sale of Assets and Related Ground Lease dated as of April 28, 2000, executed by and between Landlord and Tenant (“Purchase Agreement”) by offsets from time to time against the Quarterly Rent due and payable by Tenant to Landlord, which offsets shall not exceed twenty-five percent (25%) of the Rent payable during any calendar year, as limited in the Purchase Agreement.  Upon determination of the offset amount between Tenant and Landlord as contemplated in the Purchase Agreement, Tenant, upon thirty (30) days written notice to Landlord, shall have the right to offset such amount from the next Quarterly Rent due Landlord. Tenant shall not be deemed to be in Default under this Lease as a result of the exercise of its offset rights and Landlord shall not have the right to terminate this Lease pursuant thereto.

2.8                                 Early Termination. In the event Tenant exercises its Recission Election (as such term is defined in Section 7.4 of the Purchase Agreement), pursuant to the terms and conditions pertaining to Tenant’s recission rights under the Purchase Agreement, including but not limited to Tenant’s right to elect to remove any and all capital improvements made by Tenant on the Premises and Landlord’s payment of all sums to Tenant as required under the Purchase Agreement, Tenant shall assign and delegate its interest in this Lease to Landlord and all of Tenant’s obligations under this Lease shall terminate.

ARTICLE 3

USE OF THE PREMISES

3.1                                 Use. Tenant shall use the Premises solely for the Permitted Use. Tenant may not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant has satisfied itself, and represents to Landlord, that such use is lawful and conforms to all applicable zoning and other use restrictions and regulations applicable to the Premises.

3.2                                    Condition of Premises.  Tenant accepts the Premises in its “as is” condition. Tenant acknowledges that Landlord makes no warranty of any kind with respect to the Premises except as set forth in the Purchase Agreement.

3.3                                    Compliance With Law.

3.3.1                        Tenant shall, at Tenant’s sole expense, comply in all respects with all applicable laws, ordinances, orders, rules, regulations, of any governmental authorities and with any directive of any public officer which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupation thereof or signage thereon, including, without limitation, any governmental law or statute, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect relating to the environment, health or safety.

3.3.2                            Tenant shall not use or permit the Premises to be used in any manner which will result in waste or the creation of a nuisance, and Tenant shall maintain the Premises reasonably free of any objectionable noises, odors, or disturbances.

3.4                                    Environmental Compliance.

3.4.1                        Tenant shall not cause or permit any Hazardous Material to be brought upon, or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, without the prior written consent of Landlord (which consent Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s business and will be used, kept, and stored in a manner that complies with all laws relating to such Hazardous Material.) Except as otherwise provided in Section 3.5, if Tenant breaches the obligations stated in the preceding sentence, and if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, and Landlord has not caused the contamination, then Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space of the Premises, and sums paid in settlement of claims, attorneys’ fees, consultation fees, and expert fees) which arise during or after the term of this Lease as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises not caused by Landlord results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are recommended by environmental engineers hired by Tenant or Landlord and are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, delayed or conditioned so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

3.4.2                        The provisions of this Section shall survive for a period of five (5) years following the expiration or termination of the Lease Term.

Capitalized terms used in this Section and not otherwise defined herein shall have the following meanings:

“Hazardous Materials” means any substance, material, or waste which is toxic, ignitable, reactive, or corrosive and which is or becomes regulated by the local or state governmental authority or the United States Government The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” or “hazardous material,” by any local, state or federal law, (ii) oil and petroleum products and their by-products, (iii) asbestos, or asbestos-containing materials, (iv) designated as a “hazardous substance” pursuant to the Federal Water Pollution Control Act, (v) defined as a “hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act, or (vi) defined as a “hazardous substance” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act.

“Environmental Laws” means any law, statute, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal, relating to air pollution, water pollution, noise control, and/or transporting, storing, handling, discharge of or disposal of Hazardous Material, including, without limitation, the following: the Clean Air Act; the Resource Conservation and Recovery Act, as amended by the Hazardous Waste and Solid Waste Amendments of 1984; the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; the Safe Drinking Water Act; OSHA; the Hazardous Liquid Pipeline Safety Act; the Hazardous Materials Transportation Act; and the National Environmental Policy Act, as the same may be amended from time to time.

3.5                                 Tenant’s Responsibility for Hazardous Materials. Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws relating to Hazardous Material which are not caused by Landlord or Tenant including the following: (i) Hazardous Material present in the soil or ground water on the Premises prior to or following the Commencement Date of this Lease; (ii) a change in Laws which relate to Hazardous Material which make Hazardous Material present on the Premises as of the Commencement Date, whether known or unknown to Landlord, a violation of such new Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to or under the Premises before or after the Commencement Date; (iv) Hazardous Material present or under the Premises as a result of any discharge, dumping, or spilling (whether accidental or otherwise) on the Premises by other tenants of the Premises or their agents, employees, contractors, or invitees, or by others. Accordingly, Tenant agrees that the cost of complying with Laws relating to Hazardous Material on the Premises for which Landlord is legally liable shall be the responsibility and shall be paid by Tenant. To the extent any such expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a reimbursement to the extent it has paid the maintenance expense to which such recovery or reimbursement relates.
Survial

3.6                                 Survival. Provisions of this Section 3 shall survive for a period of five (5) years following the expiration or termination of the Lease Term.

3.7                                 Permits and Licenses.  Tenant shall be solely responsible to apply for and secure any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Tenant is required or permitted to do under the provisions of this Lease.

ARTICLE 4

TAXES AND UTILITIES

4.1                                Payment of Taxes. Tenant shall pay the Taxes (as defined in the following Section) applicable to the Premises during the Lease Term. Landlord shall provide Tenant with copies of any tax bills applicable to the Premises promptly after receipt of such bills. All such payments shall be made at least 15 days prior to the delinquency date of such payment. Tenant shall promptly furnish Landlord with satisfactory evidence that such Taxes have been paid. If any such Taxes paid by Tenant shall cover any period of time after the expiration of the Lease Term, Landlord shall reimburse Tenant to the extent required within thirty (30) days after receiving notice from Tenant and a copy of the paid Tax bill provided Tenant is not otherwise in default. If Tenant shall fail to pay any such Taxes, Landlord shall have the right (but not the obligation) to pay the same, in which case Tenant shall repay such amount plus any penalties and interest resulting therefrom to Landlord within 5 days after receipt of a bill therefor.

4.2                                Definition of “Taxes”. As used herein, the term “Taxes” shall include:

4.2.1                        any form of real estate tax or assessment, ad valorem tax or gross receipts tax, imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, on, against or with respect to the Premises, this Lease, any legal or equitable interest of Landlord or any superior landlord in the Premises or in the real property of which the Premises are a part, Landlord’s right to rent or other income therefrom, and Landlord’s business of leasing the Premises;

4.2.2                        any tax, fee, levy, assessment, penalty, interest or other charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge hereinabove included within this definition of Taxes, or (ii) any tax or increase in any tax which is imposed as a result of a transfer, either partial or total, of Landlord’s interest in the Premises to Tenant, or (iii) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof; and

4.2.3                        all inspection fees, taxes, bonds, permits, certificates, assessments and sales, use, property or other taxes, fees or tolls of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed against Landlord or Tenant by any federal, state, county or local governmental authority upon or with respect to the Premises or the use thereof or upon the possession, leasing, use, operation or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease; and

4.2.4                        all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises or elsewhere, which Tenant shall cause to be separately assessed and billed directly to Tenant

Tenant shall pay when due or reimburse and indemnify and hold Landlord harmless from and against any Taxes. Notwithstanding the foregoing, the term “Taxes” shall not include any general income taxes, inheritance taxes, and estate taxes imposed upon Landlord.

4.3                                 Tenant’s Right to Contest Taxes.

4.3.1                        Tenant shall have the right, at its sole cost and expense, to contest the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Taxes unless Tenant shall (i) pay the amount involved under protest; (ii) procure and maintain a stay of all proceedings to enforce any collection of any Taxes, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) deposit with Landlord, as security for the performance by Tenant of its obligations hereunder with respect to such Taxes, 125% of such contested amount or such other reasonable security as may be demanded by Landlord to insure payment of such contested Taxes and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, Tenant shall pay the amount of such Taxes or part thereof, as finally determined in such proceedings, together with any costs, fees (including all reasonable attorneys’ fees and expenses), penalties or other liabilities in connection therewith; provided, however, that if Tenant has deposited cash or cash equivalents with Landlord as security under clause (iii) above, then, so long as no default exists under this Lease, Landlord shall arrange to pay such Taxes (or part thereof) together with the applicable costs, fees and liabilities as described above out of such cash or cash equivalents and return any unused balance, if any, to Tenant. Otherwise, Landlord shall return to Tenant all amounts, if any, held by or on behalf of Landlord which were deposited by Tenant in accordance with such clause (iii).

4.3.2                        Tenant shall have the right, so long as Tenant is not in default hereunder and it provides advance written notice to Landlord, at its cost and expense, to seek a reduction in the valuation of the Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not in default hereunder, Tenant shall be authorized to retain any tax refund of any tax paid by Tenant.

4.3.3                        Landlord agrees that whenever Landlord’s cooperation is required in any proceeding brought by Tenant to contest any tax, Landlord shall reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord. Tenant shall pay, indemnify and save Landlord harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil liability or the risk of any criminal liability, and Tenant shall give such reasonable indemnity or security to Landlord as may reasonably be demanded by Landlord to insure compliance with the foregoing provisions of this Section.

4.3.4                        Upon the occurrence of a Default hereunder, or if required by Landlord’s lender, Tenant agrees that upon Landlord’s election, Tenant shall establish such escrows for the payment of taxes as Landlord or Landlord’s lender may require. If established, Tenant shall pay all the aforesaid taxes and assessments in monthly installments on or before the first day of each calendar month in advance in an amount estimated by Landlord. Landlord reserves the right to bill monthly, quarterly, semi-annually or annually. In the event Landlord is required under any mortgage covering the Premises to escrow real estate taxes, Landlord may, but shall not be obligated to, use the amount required to be so escrowed, as a basis for its estimate of the monthly installments due from Tenant hereunder. Upon receipt of all tax bills and assessments attributable to any calendar year during the term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of the taxes and assessments for such year. In the event no tax bill is available, Tenant will compute the amount of such tax. If the total amount paid by Tenant under this section for any calendar year during the term of this Lease shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within seven (7) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment of taxes and assessments due from Tenant to Landlord hereunder. All amounts due hereunder shall be payable to Landlord at the place where the fixed minimum annual rental is payable. Tenant’s obligations under this section shall survive the expiration of the term of this Lease.

4.4                                   Payment of Utilities.  Tenant shall pay to the utility companies or other parties entitled to payment the cost of all water, heat, air conditioning, gas, electricity, telephone, and other utilities and services provided to or for the Premises, including, without limitation, connection fees and taxes thereon.  In the case of any utilities or services which are not separately metered and billed directly to Tenant, but are metered jointly with other premises, Tenant shall pay to the parties entitled thereto, a pro rata share based on Tenant’s usage of such utilities and services. Tenant, at Tenant’s sole cost and expense, shall have the right at any time, to seek a reduction in the utility charges that are to be paid by the Tenant.

4.5                                   Interruption in Utility Service.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service being furnished to the Premises, and no such failure or interruption shall entitle Tenant to any abatement of, set off or reduction in the amounts payable to Landlord hereunder or otherwise entitle Tenant to terminate this Lease.

ARTICLE 5

INSURANCE AND INDEMNIFICATION

5.1                                 Tenant’s Insurance.  From and after March 20, 2000, Tenant shall carry and maintain, at its sole cost and expense, the following types and amounts of insurance:

Insurance Type	Amount of Coverage	Risks Covered

Commercial General Liability	$5,000,000 per occurrence and $25,000,000 in the aggregate	bodily injury, property damage, contractual liability, products and completed operations

Property Damage	full replacement value less slab,	“all risk”, including sprinkler damage
foundation, supports and other customarily excluded Improvements

Business Interruption	not less than 4 installments of	loss of earnings by at least the perils of
	Minimum Quarterly Rent	fire and lightning, extended coverage,
vandalism, malicious mischief and sprinkler leakage

Worker’s compensation	as required by law

5.2                                 Policy Form.

5.2.1                        Tenant shall obtain all policies of insurance required by Section 5.1 from insurance companies having an A.M. Best rating of A- or better which are qualified to do business in the jurisdiction where the Premises are situated. All such policies shall be issued in the names of Landlord, Maxwell Joseph Bruner, George Brown and Tenant, and if requested by Landlord, any mortgagee or beneficiary of Landlord, as additional insureds.  In addition, all such policies providing coverage for physical damage include loss payee and mortgagee endorsement in favor of Landlord and Landlord’s mortgagee or beneficiary, respectively and as applicable.  The Tenant shall cause copies of such policies of insurance or originally executed certificates thereof to be delivered to Landlord prior to Landlord’s execution of this Lease, and not less than 30 days prior to any renewal thereof. As often as any such policy shall expire or terminate, Tenant shall procure and maintain renewal or additional policies with like terms. None of such policies shall contain any co-insurance requirements and all such policies shall provide for written notice to Landlord and any mortgagee or beneficiary of Landlord not less than 10 days prior to any modification, cancellation, lapse, or reduction in the amounts of insurance, and shall further provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or part of the payment of such loss. All general liability, property damage, and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage which Landlord may carry.

5.2.2                        Tenant’s obligations to carry the insurance provided for above may be brought within the coverage of an “umbrella” policy or policies of insurance carried and maintained by Tenant; provided, however, that such policy or policies shall (i) have limits of not less than $25,000,000, (ii) name Landlord and any mortgagee or beneficiary of Landlord as additional insureds as their interests may appear, and (iii) provide that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policies. Tenant agrees to permit Landlord at all reasonable times to inspect any policies of insurance of Tenant which Tenant has not delivered to Landlord.

5.2.3                        Landlord and Tenant agree that the insurance coverage required herein above are satisfactory at the inception of this Lease. Landlord and Tenant understand that the insurance requirements may reasonably change periodically during the Lease Term and, in the event of such changes, the minimum requirements of types of insurance, amounts of insurance and risks covered shall change. If at any time the Landlord and Tenant do not agree on such reasonably changed insurance requirements, then such dispute shall be referred to a mutually agreeable independent insurance consultant for a final decision.  If the parties cannot mutually agree on an independent insurance consultant, an independent insurance consultant shall be selected by lot with the Landlord suggesting one independent consultant and the Tenant selecting the other independent consultant. The decision of the independent insurance consultant so selected shall be final.

5.3                                 Subrogation Waiver.  Landlord (for itself and its insurer) hereby waives any rights, including rights of subrogation, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, to their respective property, the Premises or its contents that are caused by or result from risks insured against under any insurance policies carried by the parties hereto and in force at the time of any such damage. The foregoing waivers of subrogation shall be operative only so long as available in the jurisdiction where the Premises are located and so long as no policy of insurance is invalidated thereby.

5.4                                 Payment of Insurance.  In the event that Tenant shall fail to obtain the insurance policies required hereunder or to pay the premiums due for the insurance policies required hereby, Landlord shall have the right, but not the obligation, to pay the same in which case Tenant shall repay such amount plus any penalties or additional amounts resulting therefrom to Landlord within ten (10) days after receipt of a bill therefor plus interest at the rate of 10% per annum.

5.5                                 Insurance Use Restrictions.  Tenant shall not carry any stock or goods or do anything in, on, or about the Premises which will substantially increase the rates of the insurance currently placed upon the building of which the Premises are a part, as long as Landlord shall not be responsible for such increased rates, and such increase will terminate upon termination of this Lease.

5.6                                 Indemnification.  Tenant shall indemnify Landlord for, defend Landlord against, and save Landlord harmless from, any liability, loss, cost, injury, damage or other expense or risk whatsoever that may occur or be claimed by or with respect to any person(s) or property on or about the Premises and resulting directly or indirectly from

(a)                                    the use, misuse, occupancy, possession or disuse of the Premises by Tenant or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons;

(b)                                   the condition of the Premises;

(c)                                    any work or thing done in respect of construction of, in or to the Premises or any part of the improvements now or hereafter constructed on the Premises (other than work by Landlord);

(d)                                   any use, possession, occupation, operation, maintenance or management of the Premises or any part hereof caused by person’s other than Landlord;

(e)                                    any failure to, or to properly, use, possess, occupy, operate, maintain or manage the Premises or any part thereof caused by person’s other than Landlord;

(f)                                      the condition, including environmental conditions, of the Premises or any part thereof caused by person’s other than Landlord;

(g)                                   any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

(h)                                 any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof including any sidewalk adjacent thereto; or

(i)                                     any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

Landlord shall indemnify Tenant for, defend Tenant against, and save Tenant harmless from, any liability, loss, cost, injury or other expense or risk whatsoever that may occur or be claimed by or with respect to any person(s) or property on or about the Premises and resulting directly from the gross negligence or willful misconduct of Landlord.

ARTICLE 6

MAINTENANCE AND REPAIRS

6.1                                 Tenant’s Obligations. Tenant shall, at its sole cost and expense, maintain in good repair, order, and serviceable condition the Premises and every part thereof, including, without limitation, all buildings and improvements, and all equipment and systems servicing the Premises. Tenant shall at all times keep the parking lot, parking lot lighting, exterior walls, glass, partitions, doors, fixtures, equipment and appurtenances thereof in a reasonably satisfactory condition of cleanliness. Tenant shall not make any claim or demand upon or bring any action against Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof, including the improvements and buildings thereon, unless such loss or defect is caused directly from the gross negligence or willful misconduct of Landlord occurring after the date hereof.

6.2                                   Landlord’s Obligations.  Landlord have no obligation to repair and maintain the Premises, nor any improvements or equipment thereon, whether interior or exterior, structural or nonstructural, ordinary or extraordinary.  Tenant expressly waives the benefit of any statute or law now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition, and repair, or the right to repair and offset the cost related thereto against rent.

6.3                                   Landlord’s Rights. If Tenant refuses or neglects to make repairs or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, without prejudice to any other remedy Landlord may have hereunder, upon giving Tenant 20 days prior written notice, Landlord shall have the right to enter the Premises and perform such maintenance or make such repairs on behalf of and for the account of Tenant.  In the event Landlord so elects, Tenant shall pay the cost of such repairs, maintenance, or replacements within 5 days following receipt of a bill therefor. Tenant agrees to permit Landlord or its agent to enter the Premises, upon reasonable notice by Landlord, during normal business hours for the purpose of inspecting the Premises.

ARTICLE 7
ALTERATIONS

7.1                                 Consent to Alterations. Tenant may, at its sole cost and expense, make alterations, replacements, additions, changes, and improvements (collectively referred to in this Article as “Alterations”) to the Building as it may find necessary or convenient for its purposes. Upon completion of any substantial work, Tenant shall provide to Landlord “as-built” plans, building permits, governmental inspection reports and all other required governmental approvals, and proof of payment of all labor and materials. Subject to Section 7.5, Tenant shall pay when due all claims for such labor and materials and shall give Landlord at least ten (10) days’ prior written notice of the commencement of any such work. Landlord may enter upon the Premises, in such case, for the purpose of posting appropriate notices, including, but not limited to, notices of non-responsibility.

7.2                                 Removal of Alterations.  All Alterations made on the Premises shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with the Premises free and clear of all liens and otherwise in full compliance with all applicable laws, rules and regulations applicable thereto, provided, however, Landlord shall have the right at any time prior to the termination of this Lease to require Tenant to remove all Buildings and/or other improvements and/or alterations on the Premises at its sole cost and expense and otherwise in compliance with all applicable laws, rules, regulations and ordinances. The obligations of Tenant pursuant to this Section 7.2 shall survive the expiration or termination of this Lease.

7.3                                 Alterations Required by Law.  Tenant shall, at its sole cost and expense, make any Alteration, structural or otherwise, to or on the Premises, or any part thereof, which may be necessary or required by reason of any law, rule, regulation, or order promulgated by competent government authority.

7.4                                 General Conditions Relating to Alterations.  Any Alteration shall be subject to the following conditions:

7.4.1                      No Alteration shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

7.4.2                      Any Alteration involving an estimated cost of more than $50,000 shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and satisfactory to Landlord, and shall be made in accordance with detailed plans and specifications and cost estimates prepared by such architect or engineer and approved in writing in advance by Landlord.

7.4.3                      Any Alteration shall be made promptly and in a good workmanlike manner, by properly qualified and licensed personnel, and in compliance with all applicable permits and authorizations and building and zoning laws and all laws, and in accordance with the orders, rules and regulations of the Board of Fire Insurance

Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Premises.

7.4.4                        No Alteration shall tie-in or connect the Premises or any improvements thereon with any property outside the Premises without the prior written consent of Landlord.

7.4.5                        No Alteration shall reduce the value of the Premises or impair the structural integrity of any building comprising a part of the Premises.

7.4.6                        In connection with any Alteration involving an estimated cost in excess of $50,000, Landlord may require Tenant to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such Alteration.

7.5                                 Liens.  In connection with Alterations or otherwise, Tenant shall do all things reasonably necessary to prevent the filing of any liens or encumbrances against the Premises, or any part thereof, or upon any interest of Landlord or any mortgagee or beneficiary under a deed of trust or any ground or underlying lessor in any portion of the Premises, by reason of labor, services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien or encumbrance shall at any time be filed against all or any portion of the Premises, Tenant shall either cause same to be discharged of record within 30 days after the date of filing of same or, if Tenant in good faith determines that such lien should be contested, Tenant shall either (i) bond over such lien in accordance with applicable law, or (ii) furnish such security as Landlord shall reasonably determine to be necessary and/or required to prevent any foreclosure proceedings against all or any portion of the Premises during the pendency of such contest. If Tenant shall fail to discharge or bond over such lien or encumbrance or fail to furnish such security within such period, then, in addition to any other right or remedy of Landlord resulting from said default of Tenant, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law, and Tenant agrees to reimburse Landlord within 10 days after demand for all costs, expenses, and other sums of money spent in connection therewith.

ARTICLE 8
DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD

8.1                                 Obligation to Rebuild.  If any portion of the Building is substantially damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord. Tenant shall either

8.1.1                        Obtain an estimate from a licensed architect or contractor of the cost to complete such repair, restoration, rebuilding or replacement, and Tenant shall, at its sole cost and expense, promptly repair, restore, rebuild or replace the damaged or destroyed Building, improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for such changes in design or materials as may then be required by law, or

8.1.2                        Demolish and clear the Building improvements damaged so that the Premises is in a safe and clean condition, in compliance with any and all applicable rules and regulations of any governmental agency having jurisdiction over the Premises, including, but not limited to, capping all utilities.

In either event, Landlord shall, to the extent and at the times the proceeds of the insurance are made available to Landlord, and only so long as Tenant shall not be in default under this Lease, reimburse Tenant for the costs of making such repairs, restoration, rebuilding, replacements or demolition as they are completed, but not more often than once each month, upon receipt of a written request therefor, which request shall be accompanied by a certification from Tenant’s architect certifying as to completion of the work for which reimbursement is being requested. To the extent, if any, that the proceeds of insurance made available by Landlord are insufficient to pay the entire cost of making such repairs, restoration, rebuilding, replacements or demolition, Tenant shall pay the

Remainder. Any surplus of insurance proceeds over the cost of restoration or demolition, net of all reasonable expenses incurred by Landlord in connection with the administration thereof, shall be promptly paid over to Tenant.

8.2                                 No Abatement of Rent. Notwithstanding the partial or total destruction of the Premises and any part thereof, there shall be no abatement of rent or of any other obligation of Tenant hereunder by reason of such damage or destruction.

ARTICLE 9
EMINENT DOMAIN

9.1                                 Total Taking.  If the entire Premises are taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and upon Tenant’s payment to Landlord of all rents accruing through such date, Landlord and Tenant shall each thereafter be released from any further liability accrued under this Lease. In the event that Tenant shall have paid any rent for any period beyond the date of such taking, Landlord shall reimburse same, pro rata.

9.2                                 Partial Taking.  In the event that (i) more than 25% of the Premises, or of the parking area serving the Premises and owned by the Landlord, is taken under the power of eminent domain by any public or quasi-public authority, (ii) by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not one undivided parcel of property, or (iii) as a result of any taking, regardless of the amount so taken, the remainder of the Premises is rendered unsuitable for the continued operation of Tenant’s business, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Premises, by giving the other notice of such election within 30 days after receipt by Tenant from Landlord of written notice that the Premises have been so appropriated or taken. The taking which affects fifty (50%) percent or more of the Building and improvements on the Premises shall be considered, as Tenant’s option, a substantial taking as would render the use of the Premises not suitable for Tenant’s use. Landlord agrees immediately after learning of any appropriation or taking to give to Tenant notice in writing thereof. In the event of such termination, upon Tenant’s payment to Landlord of all rents accruing through such date, both Landlord and Tenant shall thereupon be released from any future liability thereafter accruing hereunder. If both parties elect not to terminate this Lease, Tenant shall remain in that portion of the Premises not so taken and Tenant, at Tenant’s sole cost and expense, shall restore the remaining portion of the Premises as soon as possible to a complete unit of like quality and character as existed prior to such taking. So long as this Lease is not terminated in the manner provided above, there shall be an equitable adjustment of the rent payable by Tenant hereunder by reason of such partial taking. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

9.3                                 Distribution of Award. The entire award or compensation in such eminent domain proceeding, whether for a total or partial taking or for diminution in the value of the fee (and not the improvements installed thereon by Tenant or Tenant’s interest in this Lease) shall be distributed to Landlord. Tenant may apply for award of the value of Tenant’s building and the improvements, personal property, loss of income, relocation costs, improvements and the value of the leasehold interest created hereby, according to the law in effect in the jurisdiction where the Premises are located, so long as such award does not diminish the value of Landlord’s award.

ARTICLE 10
ASSIGNMENT AND SUBLETTING

10.1                           Landlord’s Consent Required.

10.1.1                  Tenant shall not assign this Lease or Tenant’s interest in and to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any attempted assignment without such consent shall be void, and shall constitute a default by Tenant under this Lease.

For purposes of this Article, the terms “assign” and “assignment” shall include any (i) act attempting to, or document purporting to, assign, transfer, sublet, enter into license or concession agreements for, change ownership of, mortgage or hypothecate this Lease or Tenant’s interest in and to the Premises or any part thereof, (ii) change in the majority ownership or power to control Tenant. Notwithstanding the foregoing, provided Tenant is not in default hereunder, Landlord’s consent shall not be required for a transfer, sale, assignment or sublease of all or any portion of the Lease or the Premises by Tenant to an Affiliate (defined below), provided however, that in each instance, Tenant shall provide Landlord with thirty (30) days prior written notice of such transfer, sale, assignment and/or sublease.

For purposes of this Lease, an “Affiliate” of Tenant shall be defined as any person or entity which directly controls or is controlled by, or is under common control with Tenant. For purposes of this definition the term “control” shall mean the power to direct management and policies of Tenant through the ownership of voting securities or equity interests. Such transfers shall not be binding upon Landlord until and unless Landlord is in receipt of a written acknowledgement by such affiliate specifically assuming the obligations of Tenant arising hereunder and setting forth such other information as Landlord may reasonably require.

10.1.2                  Any assignee, transferee, licensee, concessionaire, or mortgagee shall agree for the benefit of Landlord to be bound by, assume, and perform all of the terms, covenants, and conditions of this Lease.

10.1.3                  Notwithstanding anything contained herein to the contrary, Tenant shall not sublet, assign or enter to a management arrangement for the Premises on any basis such that the rent or other amounts to be paid by any subtenant, assignee or manager thereunder would be based, in whole or in part, on the income or profits derived from the business activities of such subtenant, assignee or manager on the Premises.

10.2                           No Release of Tenant.  No assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.  In the event of default by any assignee of Tenant or any successor Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee. Landlord may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Tenant, upon notice to Tenant, or any successor of Tenant, and after obtaining Tenant’s or such successor’s consent thereto, and such action shall not relieve Tenant of liability under this Lease.

ARTICLE 11
DEFAULT; REMEDIES

11.1                           Default.  The occurrence of any one or more of the following events shall constitute a default by Tenant under this Lease:

11.1.1                  The failure of Tenant to operate the Premises with the Permitted Use for more than 30 consecutive days during the period between Memorial Day and Labor Day.

11.1.2                  The failure by Tenant to make any payment of Minimum Quarterly Rent, Impositions or any other payment required to be made by Tenant hereunder, where such failure shall continue for a period of 10 days.

11.1.3                  Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the non-monetary covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s noncompliance is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30-day period and thereafter diligently prosecutes such cure to completion and the final determination thereof.

11.1.4                  The admission by Tenant of its inability to pay debts as they mature.

11.1.5                  Institution by or against Tenant of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding involving the creditors of Tenant, which, if instituted against Tenant is not dismissed within 60 days after the commencement thereof;

11.1.6                  The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceeding or the commencement of any other judicial process upon or with respect to Tenant, all or substantially all of the assets of Tenant or the Premises.

11.1.7                  Sale or other disposition by Tenant of any substantial portion of its assets or Tenant’s Property used in connection with the operation of its business on the Premises.

11.1.8                  Dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Tenant.

11.1.9                  Any statement, representation or Information made or furnished by or on behalf of Tenant to Landlord in connection with or to induce Landlord to enter into this Lease shall prove to be materially false or misleading when made or furnished.

11.2                           Remedies.  Upon the occurrence of a default by Tenant pursuant to the foregoing Section or otherwise in under this Lease, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

11.2.1                  Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default following written notice of such failure from Landlord to Tenant.

11.2.2                  Maintain Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder.

11.2.3                  Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the jurisdiction where the Premises are located.

11.3                           Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies provided in this Section or otherwise available at law or in equity.

ARTICLE 12
REPRESENTATIONS AND WARRANTIES; FINANCIAL REPORTING

12.1                           Representations and Warranties. To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord as follows:

12.1.1                  This Lease is an enforceable obligation of Tenant.

12.1.2                  Tenant is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Internal Revenue Code of 1986, as amended) and the regulations promulgated thereunder).

12.1.3                  The financial statements of Tenant provided to Landlord delivered to Landlord are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

12.1.4                  There are no actions, suits or proceedings pending, or to the best of Tenant’s knowledge, threatened, against or affecting it or the Premises which, if adversely determined, would materially impair the ability of Tenant to satisfy their obligations under or relating to this Lease.

12.1.5                  Tenant is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of Tenant’s property hereunder or for the payment of any rent under this Lease, which, either individually or in the aggregate, would adversely affect the financial condition of Tenant, or the ability of Tenant to perform its obligations hereunder, or comply with the terms of this Lease.

12.1.6                  Tenant has obtained all required certificates of occupancy, building permits, certificates of environmental impact, approval, all zoning, building, housing, safety, fire and health approvals and all permits and licenses required by any governmental authority and necessary or advisable to operate, occupy or use the Premises for the Permitted Use, all or which are unexpired, permanent and unconditional, and, without cost or risk to Landlord, are hereby assigned, to the extent assignable, to Landlord.

12.2                           Financial Statements. Tenant has furnished certain financial statements to Lender, which statements completely and accurately present the financial condition of Tenant on the dates thereof. There has been no material adverse change in business, property or condition of Tenant since the date of such financial statements. Tenant is not insolvent within the meaning of Section 548(a)(2)(B) of the United States Bankruptcy Code or any other federal or state law using or defining such term, and will not be rendered insolvent by the transactions contemplated by this Lease. Tenant hereby covenants and agrees to deliver to Landlord or cause to be delivered to Landlord within the time periods stated:

12.2.1               management prepared and certified quarterly financial statements for Tenant, within ninety (90) days after the end of each fiscal quarter of Tenant;

12.2.2                  annual financial statements for Tenant which shall either be audited, or if Tenant does not then obtain audited financial statements, reviewed by a firm of independent certified public accountants, within one hundred twenty (120) days after the end of each fiscal year of Tenant;

Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. At the request of Landlord, Tenant shall obtain the consent of borrower’s accountant(s) to the inclusion of borrower’s most recent financial statement in any regulatory filing or report to be filed by Landlord.

ARTICLE 13
BUILDING AND IMPROVEMENTS; TRADE FIXTURES

13.1                           Building and Improvements. The Building and any improvements in, on, or about the Premises and all additions, alterations, modifications, and replacements thereto and thereof at all times during the term of this Lease any extension term thereof shall be the property of Tenant. All right, title, and interest of Tenant therein shall cease, expire, and vest exclusively in Landlord on the expiration or any termination of this Lease. Within ten (10) business days after the expiration or termination of this Lease, Tenant shall execute and deliver to Landlord all reasonably necessary documents terminating the Memorandum of Lease and Tenant’s interest in the Premises and the Building and improvements thereon including a deed in recordable form to building and fixtures substantially in the form of Exhibit “C” attached hereto (the “Deed”) conveying to Landlord all of the building and fixtures located on the Premises, free and clear from all liens and encumbrances except taxes for the then current year and any other liens or encumbrances approved or caused by Landlord. Landlord shall cause to be recorded the executed Deed and shall pay the cost of documentary stamps and recording fees associated with the recording of the Deed.  If upon expiration of the Lease Term and upon the expiration of said ten (10) day period Tenant does not deliver to Landlord an executed Deed, Landlord shall be irrevocably designated as Tenant’s attorney-in-fact for the purpose of executing, delivering and recording the Deed on behalf of Tenant.

13.2                           Depreciation and Investment Tax Credit. During the term of this Lease, Tenant alone shall be able to claim depreciation and investment tax credit for taxation purposes (or to permit its subtenants the right to such benefits) on any building improvements and fixtures and any changes, additions, and alterations therein and thereto and any replacements thereof.

13.3                           Trade Fixtures.  Notwithstanding anything contained to the contrary, Landlord acknowledges and agrees that the furniture, trade fixtures, equipment, machinery, furnishings, signs, and other articles of personal property (collectively, “Trade Fixtures”) now located or hereafter placed or installed in, on, or about the Premises shall be and remain the property of Tenant. Tenant shall have the right, at any time during the term, at Tenant’s sole cost and expense, to install and affix in, to, or on the Premises, such Trade Fixtures for use in Tenant’s trade or business as Tenant, in its sole and absolute discretion, may deem advisable. Trade Fixtures that can be removed without structural damage to the Premises or any building or improvements thereon shall remain the property of Tenant and may be removed or replaced by Tenant at any time or times prior to the expiration or earlier termination of this Lease. In the event of such removal, any damage occasioned to the Premises shall be fully repaired at the sole cost and expense of Tenant.

13.4                           Removal of Trade Fixtures. At the expiration or earlier termination of this Lease, provided Tenant is not in default, Tenant may remove (i) Tenant’s movable Trade Fixtures and other personal property not permanently affixed to the Premises; and (ii) the alterations and additions and signs made by Tenant to the Premises (collectively, “Tenant’s Property”). All leasehold improvements, alterations and additions to the Premises, HVAC equipment, non-removable lighting fixtures, electric switch boxes, plumbing, restroom fixtures, floor coverings, and other like items which are permanently affixed to the Premises, more commonly defined as fixtures, shall become the property of the Landlord immediately following an uncured default, the expiration, or any termination of this Lease. Any of Tenant’s Property not removed within ten (10) days following the expiration or earlier termination of this Lease shall be deemed abandoned by Tenant and, at Landlord’s option, shall become the property of Landlord as owner of the real property to which they are affixed. Tenant, at its sole cost and expense, immediately shall repair any damage occasioned to the Premises by the removal of Tenant’s Property. In the event Tenant shall fail to pay the cost of any such repair, Landlord may do so and Tenant shall reimburse Landlord for the amount thereof within 5 days after receipt of a bill therefor. Upon the expiration or earlier termination of this Lease, Tenant shall leave the Premises in broom clean condition, free of debris, normal wear and tear expected in the condition required herein and otherwise in compliance with all applicable laws.

13.5                           Financing of Tenant’s Property.  For the purposes of Tenant’s financing or leasing of Tenant’s Property, landlord covenants and agrees that to the extent that such property is leased or financed, then any interest of Landlord in the same shall be subject, subordinate, and inferior to any lien(s) (and all renewals, extensions, or replacements thereof) now or hereafter imposed by Tenant upon Tenant’s Property. Landlord agrees to execute such reasonable and necessary documents to confirm Landlord’s foregoing covenant in favor of Tenant’s lienholders or mortgagees. Notwithstanding anything contained in this Article 13 to the contrary, in no event shall Landlord be deemed to have subordinated its fee interest in and to the Premises to the interest of Tenant or Tenant’s financing or shall Landlord be deemed to have subordinated any residual interest in and to the insurance and/or condemnation proceeds payable to Landlord pursuant to this Lease.

ARTICLE 14
BANKRUPTCY OR INSOLVENCY

14.1                           Liquidation.  In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”), and Tenant’s trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of this Section are satisfied. If Tenant or Tenant’s trustee shall fail to assume this Lease within 60 days after the entry of an order for relief, this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant’s trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord’s right to be compensated for damages shall survive, whether or not this Lease shall be terminated.

14.2                           Reorganization.  In the event that a voluntary petition for reorganization is filed by Tenant, or an involuntary petition is filed against Tenant under Chapter 11 of the Bankruptcy Code, or in the event of the entry of an order for relief under Chapter 7 in a case which is then transferred to Chapter 11, Tenant’s trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within 60 days from the date of the filing of the petition under Chapter 11 or the transfer thereto, or Tenant’s trustee or the debtor-in-possession shall be deemed to have rejected this Lease. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant’s trustee, and this Lease, upon the election of Landlord, shall terminate. Landlord’s right to be compensated for damages, shall survive, whether or not this Lease shall be terminated.

14.3                           Conditions to Assumption.  No election by Tenant’s trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

14.3.1                  Tenant’s trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Landlord with evidence satisfactory to Landlord that it will cure all defaults capable of being cured by the payment of money within 10 days from the date of such assumption and that it will cure all other defaults under this Lease which are capable of being cured by the performance of any act within 30 days after the date of such assumption.

14.3.2                  Tenant’s trustee or the debtor-in-possession has compensated, or has provided Landlord with evidence satisfactory to Landlord that, within 10 days from the date of such assumption, that it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant’s trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant’s trustee or the debtor-in-possession.

14.3.3                  Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

14.3.4                  Tenant’s trustee or the debtor-in-possession shall (i) provide Landlord with “Assurance”, as defined below, of the future performance of each of the obligations under this Lease of Tenant, Tenant’s trustee or the debtor-in-possession, and (ii) in addition to any other security deposits held by Landlord, deposit with Landlord, as security for the timely payment of Minimum Quarterly Rent and for the performance of all other obligations of Tenant under this Lease, an amount equal to 1 quarterly installment of Minimum Quarterly Rent (in the amount then payable), and (iii) pay in advance to Landlord on the date each installment of Minimum Quarterly Rent is due and payable, one-twelfth of Tenant’s annual obligations for Impositions to be made by Tenant pursuant to this Lease. The obligations imposed upon Tenant’s trustee or the debtor-in-possession by this subsection shall continue with respect to Tenant or any assignee of this Lease, after the conclusion of proceedings under the Bankruptcy Code.

For purposes of the foregoing subsection, the term “Assurance” shall mean no less than:

(1)                                  Tenant’s trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; and

(2)                                  To secure to Landlord the obligations of Tenant, Tenant’s trustee or the debtor-in-possession and to assure the ability of Tenant, Tenant’s trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, there shall have been (A) sufficient cash deposited with Landlord, or (B) the bankruptcy court shall have entered an order segregating sufficient cash payable to Landlord, and/or

(C) Tenant’s trustee or the debtor-in-possession shall have granted to Landlord a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant’s trustee or the debtor-in-possession, acceptable as to value and kind to Landlord.

14.4                           Conditions to Assignment.  If Tenant’s trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of this Section for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. As used in this subsection “adequate assurance of future performance” shall mean at least that clauses (2)(B) and (2)(C) of the above definition of “Assurance”, and each of the following conditions, has been satisfied:

14.4.1                  the proposed assignee has furnished Landlord with a current financial statement audited by a certified public accountant determined in accordance with generally accepted accounting principles consistently applied indicating a credit rating, net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance of such assignee of Tenant’s obligations under this Lease, but in no event indicating a net worth less than the net worth of Tenant and any guarantors of this Lease, on the date of execution hereof;

14.4.2                  such assignment will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises; and

14.4.3                  the proposed assignment will not release or impair any guaranty of all or any portion of this Lease.

14.5                           Reasonable Charges. When, pursuant to the Bankruptcy Code, Tenant’s trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Minimum Quarterly Rent and all additional amounts payable by Tenant under this Lease and shall be paid at the times and when due as though such charges were Minimum Quarterly Rent and such additional payments.

ARTICLE 15
RIGHT OF FIRST OFFER

15.1                          Right of First Offer.  Except for a potential sale of the Premises to Steve Alford, Landlord hereby agrees that, if Landlord intends to market the Premises, it shall give Tenant written notice of an election by Landlord to sell the Premises. Tenant shall have ten (10) days from receipt of such notice to provide Landlord with a written offer to purchase the Premises (the “Right of First Offer”).

15.2                          Closing.  If accepted by Landlord, Landlord and Tenant shall close on the purchase of the Premises within 60 days after the date of its notice of exercise of the Right of First Offer. At the closing, Tenant shall pay Landlord the purchase price agreed to by Landlord and Tenant in immediately available funds.  Upon receipt of such payment, Landlord shall deliver a deed to Tenant conveying marketable fee simple title to the Premises to Tenant, free and clear of all financing encumbrances created by Landlord. Tenant shall pay all costs associated with the closing, including, without limitation, title insurance premiums, recordation and transfer taxes, transfer fees, appraisal fees and attorneys’ fees and expenses.

15.3                          Termination of Right.  Tenant shall have no right to exercise the Right of First Offer if (a) this Lease has expired or been terminated, (b) Tenant is in Default under this Lease as of the date Tenant attempts to exercise such Right of First Offer, (c) Tenant has been more than 15 days delinquent in the payment of Minimum Quarterly Rent on 3 or more occasions during any calendar year of the Lease Term, or (d) this Lease shall be assigned by Tenant.

15.4                          Third Party Offers.  Landlord shall not be required to provide notice of, and the Right of First Offer shall not be effective in the case of, third party offers to purchase presented to Landlord.

15.5                           Personal Right.  The Right of First Offer is personal to the Tenant executing this Lease, and may not be assigned, is not granted to any successor or assignee of Tenant’s interest in the Lease except an assignment to Tenant’s Affiliate.

15.6                           Subordination.  The Right of First Offer shall be subordinate in financing Landlord places on the Premises, without the need to execute any further documentation.

ARTICLE 16
UNDERGROUND STORAGE TANKS

16.1                           Underground Storage Tanks.  Installation of underground storage tanks without the permission of Landlord is not a permitted use of the Premises.

ARTICLE 17
LEASEHOLD MORTGAGE FINANCING

17.1                           Notwithstanding any provisions to the contrary contained in this Lease, Tenant may enter into certain financing arrangements with various lenders (the “Lenders”), and, in connection therewith, is required to secure all obligations, indebtedness and liabilities under such financing arrangements by granting a mortgage, deed of trust, collateral assignment of the Lease, or any other documentation reasonably required in connection with such financing (each a “Leasehold Mortgage” and collectively, “Leasehold Mortgages”) with respect to its interest in this Lease and in the Premises.

17.2                           Tenant is given the right by Landlord to enter into any recordable Leasehold Mortgage to the extent the same is solely limited to the leasehold interest of Tenant and does not increase the rights of the Lenders beyond the leasehold interest of Tenant in the Premises. Notwithstanding the foregoing, except as otherwise provided by this consent: (a) it is expressly understood that such consent to the execution and recordation of a Leasehold Mortgage by Tenant does not constitute approval by Landlord of any of the provisions of the Leasehold Mortgage; and (b) if there is a conflict between a Leasehold Mortgage and this Lease, the terms of this Lease shall control.

17.3                           If Tenant mortgages or grants to Lender a security interest in Tenant’s interest in this Lease and the Premises, and if Lender sends to Landlord a true copy of the Leasehold Mortgage executed in connection therewith, together with a written notice specifying the name and address of Agent, so long as such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder to Landlord, the following provisions shall apply:

17.3.1                  There shall be no cancellation, surrender, acceptance of surrender, amendment, or modification of this Lease by joint action of Landlord and Tenant, or by Tenant alone, without in each case, written notice to Lender. Nor shall any merger result from the acquisition by, or devolution upon, any one entity of the fee and the leasehold estates of the Premises.

17.3.2                  Landlord shall, upon serving Tenant with any notice or other communication, whether of default or any other matter, simultaneously serve a copy of such notice upon Lender. However, Landlord’s failure to deliver such notice to Lender shall not constitute a default or breach by Landlord under this Lease. Nevertheless, Landlord may not undertake any action to enforce any of its rights under this Lease in connection with the notice given to Tenant unless and until a copy of the same is served upon Lender.

17.3.3                  In the event of any default by Tenant under the Lease, Lender shall have, after service of notice of such default, the same period to remedy or cause to be remedied the default complained of as Tenant has under this Lease, and Landlord shall accept such performance by or at the instigation of Lender as if the same had been rendered by Tenant. Each notice of default given by Landlord shall state the amounts of rent and whatever other payments are being claimed to be in default.

17.3.4                  Landlord agrees that (i) Lender shall have the right, but not the obligation, to remedy any default by Tenant under this Lease by performing any applicable term, covenant, condition or agreement of this Lease, and (ii) Landlord shall accept such performance by Lender with the same force and effect as if furnished by Tenant, subject to and in accordance with the provisions of this Lease.

17.3.5                  No more often than two times during any twelve month period, Landlord, within ten (10) business days after a request in writing by Tenant or Lender, shall furnish a written statement, duly acknowledged, that this Lease is in full force and effect and that there are no defaults thereunder by Tenant, or if there are any defaults, such statement shall specify the defaults Landlord claims to exist.

17.3.6                  Landlord hereby consents to: (i)Lender’s foreclosure of any Leasehold Mortgage, (ii) any sale of Tenant’s interest in this Lease and the Premises in connection with such foreclosure, whether by judicial proceedings or by virtue of any power of sale contained in that Leasehold Mortgage, (iii) any conveyance of Tenant’s interest in this Lease and the Premises from Tenant to Lender, or its nominee or designee, by virtue of or in lieu of foreclosure or other appropriate proceedings, and (iv) if Lender, or its nominee or designee, becomes the holder of Tenant’s interest in this Lease and the Premises, (A) the conveyance of such interest by Lender, or its nominee or designee, to another creditworthy amusement park operator that meets Landlord’s approval, which approval shall not be unreasonably delayed or denied, and will be based upon Landlord’s customary review and evaluation of the prospective tenant, or (B) any other conveyance in accordance with the terms of the assignment provisions of the lease then in effect between Landlord and such tenant with respect to the Premises (which shall be the same as those contained in this Lease, except that all obligations and liabilities of Lender, or its nominee or designee, under such lease shall cease and terminate upon such assignment).

ARTICLE 18
GENERAL PROVISIONS

18.1                           Quiet Enjoyment.  Subject to the terms and conditions of this Lease and all matters of record existing on the date hereof, Tenant shall have the quiet and peaceful possession of the Premises.

18.2                           Definition of Rent.  All monetary obligations of Tenant to Landlord under the terms of this Lease, including, without limitation, the Taxes, insurance premiums and other Impositions payable hereunder shall be deemed to be “rent”.

18.3                           Subordination. This Lease shall be subordinate to any superior lease, mortgage, deed of trust, or any other hypothecation or security now existing or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof and Tenant hereby agrees, upon reasonable request by Landlord, to execute and deliver to Landlord and its lender(s) a subordination, non-disturbance and attornment agreement in the form prescribed by such lender(s) with respect to any such superior lease, mortgage, deed of trust, hypothecation, or security.

18.4                           Surrender of Premises.  Except for changes resulting from eminent domain proceedings, at the expiration or sooner termination of the Lease Term, Tenant shall surrender the Premises, including all buildings and improvements, in the same condition as the Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall at such time remove all of Tenant’s personal property and trade fixtures as set forth in Section 13.4 above.  If Tenant shall so surrender the Premises, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term.

18.5                           Estoppel Certificates. Each party (each a “Responding Party”) shall at any time upon not less than 20 business days’ prior written notice from the other party (each a “Requesting Party”) execute, acknowledge, and deliver to the Requesting Party a statement in a form prescribed by Landlord certifying and acknowledging the following: (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Minimum Quarterly Rent and other charges are paid in advance, if any; and (ii) that there are not, to the Responding Party’s knowledge, any uncured defaults on the part of the Requesting Party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the Requesting Party.

18.6                           Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

18.7                           Entire Agreement.  This Lease constitutes the entire agreement between Landlord and Tenant and supersedes all prior agreements between them with respect to the Premises, whether written or oral.

18.8                           Notices.  Any notice required or permitted to be given hereunder shall be in writing and may be given by facsimile, personal delivery, certified mail, return receipt requested or by nationally recognized overnight courier service delivered to Tenant or to Landlord, as the case may be, at the fax numbers or addresses for each set forth in the Fundamental Lease Provisions. Either party may by notice to the other specify a different fax number or address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

18.9                           Waivers.  No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent default by Tenant of the same of any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding default by Tenant hereunder, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding default at the time of acceptance of such rent.

18.10                     Recording.  Either Landlord or Tenant shall, upon request of the other, execute, acknowledge, and deliver to the other a “short form” memorandum of this Lease for recording purposes. Such memorandum shall be in the form prescribed by Landlord.  In addition, any termination agreement shall be similarly recorded, which agreement shall survive the termination of this Lease.

18.11                     Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration or termination of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant and Tenant shall thereby waive its rights of notice to quit, but Tenant’s right as to any Renewal Term shall terminate. The quarterly rent due during such hold-over period shall be equal to 150% of the Minimum Quarterly Rent then in effect, and Tenant shall continue to be obligated to pay all Impositions and other amounts required to be paid by the terms of this Lease.

18.12                     Choice of Law.  The laws of the State of Florida shall govern the validity, performance, and enforcement of this Lease.

18.13                     Attorneys’ Fees.  Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party’s rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys’ fees and expenses for services rendered to the party prevailing in any such action or proceeding, and such fees shall be deemed to have accrued upon the commencement of such action or proceeding and shall be enforceable whether or not such action or proceeding is prosecuted to judgment.

18.14                     Liability of Landlord.  In the event of any sale or other transfer of Landlord’s interest in the Premises, Landlord shall be relieved of all liabilities and obligations of Landlord hereunder arising after the date of such transfer. Notwithstanding anything contained herein to the contrary, Landlord shall have no personal liability in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of the Landlord in the Premises for the satisfaction of Tenant’s and/or such persons’ remedies and claims for damages.

18.15                     No Merger.  There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Premises or any part thereof; and no such merger shall occur unless and until all persons, corporations, firms and other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created by this Lease; and (2) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

18.16                     Interpretation.  The captions by which the Articles and Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Whenever the context so requires, singular numbers shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the terms “Landlord” and “Tenant” and “person” shall include corporations, limited liability companies, partnerships, associations, other legal entities, and individuals.

18.17                     Relationship of the Parties.  Nothing in this Lease shall create a partnership, joint venture, employment relationship, borrower and lender relationship, or any other relationship between Landlord and Tenant, other than the relationship of landlord and tenant.

18.18                     Successors.  This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns.

18.19                     Modifications.  This Lease may not be altered, amended, changed, waived, terminated, or modified in any manner except by a written instrument executed by Landlord and Tenant.

18.20                     Brokerage Fees.  Landlord and Tenant each represent and warrant that they have not employed a broker in connection with the execution of this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions arising from such party having employed a broker contrary to its representation in this Section.

18.21                     Waiver of Redemption.  To the extent permitted by law, Tenant hereby waives any and all rights of redemption with respect to this Lease. Tenant hereby waives any rights it may have to any notice to cure or vacate or to quit provided by any current or future law; provided that the foregoing shall not be deemed to waive any notice expressly provided in this Lease.

18.22                     Not Binding Until Executed. This Lease does not constitute an “offer” and is not binding until fully executed and delivered by Landlord and Tenant.

18.23                     Counterparts.  This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Ground Lease as of the date first set forth above.

LANDLORD:		TENANT:

BIG KAHUNA INC.,		FESTIVAL FUN PARKS, LLC
a Florida corporation		a Delaware limited liability company

By	/s/ [ILLEGIBLE]	By	/s/ Douglas E. Haney
Name:	[ILLEGIBLE]	Name:	Douglas E. Haney
Its	President	Its	CFO

Signed, sealed and delivered This 28th day of April 2000 In the presence of		Signed, sealed and delivered This 28th day of April 2000 in the presence of

/s/ [ILLEGIBLE]		/s/ [ILLEGIBLE]
Witness		Witness

/s/ [ILLEGIBLE]		[ILLEGIBLE]
Witness		Witness

EXHIBIT “A”

Legal Description

PARCEL 1:

A PARCEL OF LAND LYING IN TOWNSHIP 2 SOUTH, RANGE 22 WEST, AND LYING NORTH OF U.S. HIGHWAY 98 AS FOLLOWS: COMMENCE AT A POINT ON THE SOUTH BOUNDARY LINE OF THE RIGHT-OF-WAY OF U.S. HIGHWAY NO. 98 (ALSO KNOWN AS STATE HIGHWAY NO. 30, FORMERLY STATE HIGHWAY NO. 115), AT A POINT 2500 FEET EAST (MEASURED DUE EAST AND WEST) FROM THE EAST BOUNDARY LINE OF THE “SECOND EAST PASS ADDITION TO DESTIN, FLORIDA,” (ACCORDING TO OFFICIAL MAP OF SUBDIVISION NOW ON RECORD); THENCE NORTHERLY AT RIGHT ANGLES TO SAID SOUTH BOUNDARY LINE OF U.S. HIGHWAY 98 TO AN INTERSECTION OF NORTH BOUNDARY LINE OF SAID U.S. HIGHWAY, SAID INTERSECTION BEING THE POINT OF BEGINNING; THENCE FROM POINT OF BEGINNING WESTERLY ALONG THE NORTH BOUNDARY LINE OF SAID HIGHWAY, 103 FEET TO A POINT ON SAID NORTH BOUNDARY LINE; THENCE NORTHERLY AT RIGHT ANGLES TO SAID U.S. HIGHWAY 98, 1303 FEET TO A POINT; THENCE AT RIGHT ANGLES EASTERLY 103 FEET TO A POINT; THENCE AT RIGHT ANGLES SOUTHERLY 1303 FEET TO POINT OF BEGINNING, LESS AND EXCEPT THE NORTH 100 FEET THEREOF, ALL LYING AND BEING IN OKALOOSA COUNTY, FLORIDA.

AND LESS AND EXCEPT THAT PORTION OF RIGHT-OF-WAY OF U.S. HIGHWAY 98 AS CONTAINED IN INSTRUMENT RECORDED IN O.R. BOOK 299, PAGE 743 OF THE OFFICIAL RECORDS OF OKALOOSA COUNTY, FLORIDA.

AND MORE PARTICULARLY DESCRIBED AS COMMENCING AT A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF U.S. HIGHWAY 98, AT A POINT 2500 FEET EAST (MEASURED DUE EAST AND WEST) FROM THE EAST BOUNDARY LINE OF THE “SECOND EAST PASS ADDITION TO DESTIN, FLORIDA”, (ACCORDING TO OFFICIAL MAP OF SUBDIVISION NOW ON RECORD); THENCE NORTHERLY AT RIGHT ANGLES TO SAID SOUTH BOUNDARY LINE OF SAID U.S. HIGHWAY 98 TO A PONT ON THE NORTH RIGHT-OF-WAY LIKE, SAID U.S. HIGHWAY 98, SAID POINT BEING ON A LINE 100 FEET NORTH OF THE SURVEY LINE OF SAID HIGHWAY, BEING A 150 FOOT RIGHT-OF-WAY WIDTH, SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE NORTH 76° 11’ 00” WEST ALONG SAID NORTH LINE, A DISTANCE OF 103.00 FEET; THENCE DEPARTING SAID NORTH LINE, NORTH 13° 49’ 00” EAST, 1153.98 FEET;

THENCE SOUTH 76° 11’ 53” EAST, 103.00 FEET; THENCE SOUTH 13° 49’ 00” WEST, 1154.00 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

A PARCEL OF LAND LYING IN TOWNSHIP 2 SOUTH, RANGE 22 WEST, AND LYING NORTH OF U.S. HIGHWAY 98 AS FOLLOWS: COMMENCE AT A POINT ON THE SOUTH BOUNDARY LINE OF THE RIGHT-OF-WAY OF U.S. HIGHWAY 98 (ALSO KNOWN AS STATE HIGHWAY NO. 30, FORMERLY STATE HIGHWAY NO. 115), AT A POINT 2600 FEET EAST (MEASURED DUE EAST AND WEST) FROM THE EAST BOUNDARY LINE OF THE “SECOND EAST PASS ADDITION TO DESTIN, FLORIDA” (ACCORDING TO OFFICIAL MAP OF SUBDIVISION NOW ON RECORD); THENCE NORTHERLY AT RIGHT ANGLES TO SAID SOUTH BOUNDARY LINE OF U.S. HIGHWAY 98 TO AN INTERSECTION OF NORTH BOUNDARY LINE OF SAID U.S. HIGHWAY, SAID INTERSECTION BEING THE POINT OF BEGINNING; THENCE FROM POINT OF BEGINNING WESTERLY ALONG THE NORTH BOUNDARY LINE OF SAID HIGHWAY, 102.9 FEET TO A POINT ON THE NORTH BOUNDARY LINE; THENCE NORTHERLY AT RIGHT ANGLES TO SAID U.S. HIGHWAY NO. 98, 1303 FEET TO A POINT; THENCE AT RIGHT ANGLES EASTERLY 102.9 FEET TO A POINT; THENCE AT RIGHT ANGLES SOUTHERLY 1303 FEET TO POINT OF BEGINNING, LESS AND EXCEPT THE NORTH 100 FEET THEREOF. ALL LYING AND BEING IN OKALOOSA COUNTY, FLORIDA.

AND LESS AND EXCEPT THAT PORTION OF RIGHT-OF-WAY OF U.S. HIGHWAY 98 AS CONTAINED IN INSTRUMENT RECORDED IN O.R. BOOK 299, PAGE 745, OF THE OFFICIAL RECORDS OF OKALOOSA COUNTY, FLORIDA.

AND MORE PARTICULARLY DESCRIBED AS COMMENCING AT A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF U.S. HIGHWAY 98, AT A POINT 2600 FEET EAST (MEASURED DUE EAST AND WEST) FROM THE EAST BOUNDARY LINE OF THE “SECOND EAST PASS ADDITION TO DESTIN, FLORIDA”, (ACCORDING TO OFFICIAL MAP OF SUBDIVISION NOW ON RECORD); THENCE NORTHERLY AT RIGHT ANGLES TO SAID SOUTH BOUNDARY LINE OF SAID U.S. HIGHWAY 98 TO A POINT ON THE NORTH RIGHT-OF-WAY LINE OF SAID U.S. HIGHWAY 98, SAID POINT BEING ON A LINE 100 FEET NORTH OF THE SURVEY LINE OF SAID HIGHWAY, BEING A 150 FOOT RIGHT-OF-WAY

WIDTH, SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE NORTH 76° 11’ 00” WEST ALONG SAID NORTH LINE, A DISTANCE OF 102.90 FEET; THENCE DEPARTING SAID NORTH LINE, NORTH 13° 49’ 00” EAST, 1154.00 FEET; THENCE SOUTH 76° 11’ 53” EAST, 102.90 FEET; THENCE SOUTH 13° 45’ 00” WEST, 1154.03 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

COMMENCE AT THE SOUTHEAST CORNER OF LOT 6, BLOCK J, OF THE REVISED SECOND EAST PASS ADDITION TO DESTIN, FLORIDA, AS RECORDED IN PLAT BOOK 1, AT PAGE 19A, OF THE PUBLIC RECORDS OF OKALOOSA COUNTY, FLORIDA; THENCE GO SOUTH 76 DEGREES 11 MINUTES 00 SECONDS EAST ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF U.S. HIGHWAY 98 (S.R. #30, 100’ R/W), A DISTANCE OF 500.00 FEET; THENCE GO NORTH 13 DEGREES 49 MINUTES 00 SECONDS EAST ALONG THE AFORESAID RIGHT-OF-WAY LINE, A DISTANCE OF 10.00 FEET; THENCE GO SOUTH 76 DEGREES 11 MINUTES 00 SECONDS EAST ALONG THE AFORESAID NORTHERLY RIGHT-OF-WAY LINE (NOW A 110’ R/W), A DISTANCE OF 132.77 FEET; THENCE GO NORTH 05 DEGREES 06 MINUTES 00 SECONDS WEST ALONG THE AFORESAID RIGHT-OF-WAY LINE, A DISTANCE OF 15.85 FEET; THENCE GO SOUTH 76 DEGREES 11 MINUTES 00 SECONDS EAST ALONG THE AFORESAID NORTHERLY RIGHT-OF-WAY LINE (NOW A 125.00’ R/W), A DISTANCE OF 2208.27 FEET TO THE POINT OF BEGINNING; THENCE GO NORTH 13 DEGREES 49 MINUTES 00 SECONDS EAST, A DISTANCE OF 1278.91 FEET TO POINT OF THE SOUTH LINE OF A 100 FOOT GULF POWER EASEMENT; THENCE GO SOUTH 76 DEGREES 11 MINUTES 53 SECONDS EAST ALONG THE SOUTH LINE OF SAID GULF POWER EASEMENT, A DISTANCE OF 300.00 FEET; THENCE GO SOUTH 13 DEGREES 49 MINUTES 00 SECONDS WEST, A DISTANCE OF 1276.98 FEET TO A POINT ON THE NORTH RIGHT-OF-WAY LINE OF STATE ROAD 30 (U.S. 98, 125’ R/W); THENCE GO NORTH 76 DEGREES 11 MINUTES 00 SECONDS WEST ALONG THE NORTH RIGHT-OF-WAY LINE OF SAID STATE ROAD 30, A DISTANCE OF 300.00 FEET TO THE POINT OF BEGINNING.  ALL LYING AND BEING IN OKALOOSA COUNTY, FLORIDA.

PARCEL 4:

COMMENCE AT THE SOUTHEAST CORNER OF LOT 6, BLOCK “J”, REVISED SECOND EAST PASS ADDITION TO DESTIN, FLORIDA, AS RECORDED IN PLAT BOOK 1, PAGE 19A, OF THE PUBLIC RECORDS OF OKALOOSA COUNTY, FLORIDA; THENCE PROCEED SOUTH 76 DEGREES 11 MINUTES 00 SECONDS EAST, ALONG THE NORTHERLY RIGHT OF WAY LINE OF STATE ROAD 30 (U.S. HIGHWAY 98), A DISTANCE OF 500 FEET; THENCE PROCEED NORTH 13 DEGREES 49 MINUTES 00 SECONDS EAST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 10.00 FEET; THENCE PROCEED SOUTH 76 DEGREES 11 MINUTES 00 SECONDS EAST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 132.77 FEET; THENCE PROCEED NORTH 05 DEGREES 06 MINUTES 00 SECONDS WEST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 15.85 FEET; THENCE PROCEED SOUTH 76 DEGREES 11 MINUTES 00 SECONDS EAST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 2073.27 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 76 DEGREES 11 MINUTES 00 SECONDS EAST, ALONG SAID RIGHT OF WAY LINE A DISTANCE OF 75.00 FEET; THENCE, DEPARTING SAID RIGHT OF WAY LINE PROCEED NORTH 13 DEGREES 49 MINUTES 00 SECONDS EAST, A DISTANCE OF 1278.33 FEET TO A POINT ON THE SOUTHERLY LINE OF A 100 FOOT WIDE GULF POWER EASEMENT; THENCE PROCEED NORTH 76 DEGREES 11 MINUTES 53 SECONDS WEST, ALONG SAID SOUTHERLY LINE OF EASEMENT, A DISTANCE OF 75.00 FEET; THENCE DEPARTING SAID SOUTHERLY LINE OF EASEMENT, PROCEED SOUTH 13 DEGREES 49 MINUTES 00 SECONDS WEST, A DISTANCE OF 1278.31 FEET TO THE POINT OF BEGINNING.

PARCEL 5:

COMMENCING AT A POINT ON THE SOUTH BOUNDARY OF FORMER 66 FOOT RIGHT OF WAY OF U.S. HIGHWAY 98 AT A POINT 2600.00 FEET DUE EAST OF THE EAST BOUNDARY OF SECOND EAST PASS ADDITION, PLAT BOOK 1, PAGE 19, OKALOOSA COUNTY, FLORIDA, PROCEED NORTH AT RIGHT ANGLES TO SAID SOUTH BOUNDARY A DISTANCE OF 108.00 FEET; THENCE WEST 505.90 FEET ALONG RIGHT OF WAY TO POINT OF BEGINNING BEING ON NORTH BOUNDARY OF 125.00 FOOT RIGHT OF WAY AND SOUTH LINE OF PARCEL QUIT CLAIMED IN OFFICIAL RECORDS BOOK 1159, PAGE 989, THENCE CONTINUE WEST 60.00 FEET THENCE ANGLE RIGHT 90° 00’ 00”

AND PROCEED NORTH 1278.00 FEET, THENCE RIGHT 90° 00’ 00” AND PROCEED EAST 60.00 FEET, THENCE RIGHT 90° 00’ 00” AND PROCEED SOUTH 1278.00 FEET TO POINT OF BEGINNING.

PARCEL 6:

COMMENCE AT THE SOUTHEAST CORNER OF LOT 6, BLOCK “J”, REVISED SECOND EAST PASS ADDITION TO DESTIN, FLORIDA, AS RECORDED IN PLAT BOOK 1, PAGE 19A, OF THE PUBLIC RECORDS OF OKALOOSA COUNTY, FLORIDA; THENCE PROCEED SOUTH 76 DEGREES 11 MINUTES 00 SECONDS EAST ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF STATE ROAD 30 (U.S. HIGHWAY 98), A DISTANCE OF 500.00 FEET; THENCE PROCEED NORTH 13 DEGREES 49 MINUTES 00 SECONDS EAST, ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 10.00 FEET; THENCE PROCEED SOUTH 76 DEGREES 11 MINUTES 00 SECONDS EAST, ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 132.77 FEET; THENCE PROCEED NORTH 05 DEGREES 06 MINUTES 00 SECONDS WEST, ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 15.85 FEET; THENCE PROCEED SOUTH 76 DEGREES 11 MINUTES 00 SECONDS EAST, ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 2714.27 FEET; THENCE DEPARTING SAID RIGHT-OF-WAY LINE, PROCEED NORTH 13 DEGREES 49 MINUTES 00 SECONDS EAST, A DISTANCE OF 275.00 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE NORTH 13 DEGREES 49 MINUTES 00 SECONDS EAST, A DISTANCE OF 1004.03 FEET TO A POINT ON THE SOUTHERLY LINE OF A 100 FOOT WIDE GULF POWER EASEMENT; THENCE PROCEED SOUTH 76 DEGREES 11 MINUTES 53 SECONDS EAST, ALONG SAID SOUTHERLY LINE OF EASEMENT, A DISTANCE OF 200.00 FEET; THENCE, DEPARTING SAID SOUTHERLY LINE OF EASEMENT, PROCEED SOUTH 13 DEGREES 49 MINUTES 00 SECONDS WEST, A DISTANCE OF 1004.08 FEET; THENCE NORTH 76 DEGREES 11 MINUTES 00 SECONDS WEST, A DISTANCE OF 200.00 FEET TO POINT OF BEGINNING.

PARCEL 7: The following real property or any portion of it, to the extent of Lessor’s interest therein now existing or acquired in the future, if any, and without any warranties being made by Lessor as to its interest:

ALL OF THE LAND LYING TO THE SOUTH OF PARCELS 1 AND 2 ABOVE AS CONVEYED TO THE STATE OF FLORIDA IN RIGHT OF WAY DEEDS RECORDED IN O.R. BOOK 299, PAGE 743 AND O.R. BOOK 299, PAGE 745, OFFICIAL RECORDS OF OKALOOSA COUNTY, FLORIDA.

EXHIBIT B

FORM OF MEMORANDUM OF GROUND LEASE

Recording requested by, and
after recording return to:

Paul, Hastings, Janofsky & Walker LLP
Attn: Lisa L. Kim, Esq.
555 S. Flower Street, 23rd Floor
Los Angeles, California 90071

MEMORANDUM OF LEASE

This Memorandum of Lease is made and entered into as of May      , 2000 by and between Big Kahuna’s, Inc., a Florida corporation (“Landlord”), and Festival Fun Parks, LLC, a Delaware limited liability company (“Tenant”) who agree as follows:

1.             Terms and Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain real property, together with all the improvements thereon and appurtenances thereunto belonging located in the City of Destin, the County of Oakloosa, State of Florida (the “Premises”), which legal description is attached hereto and incorporated herein as Exhibit “A” for an initial term of twenty-five (25) years, commencing on the date this Memorandum is recorded.  Tenant has two options to extend the Term of the Lease, the first such extension for a sixty (60) month period and the second such extension far a fifty-four (54) month period. The maximum Term of the Lease with Tenant’s exercise of the second extension period is thirty-four and one-half (34½) years.

2.             Purpose of Memorandum of Lease. This Memorandum of Lease is prepared for the purpose of recordation and does not modify the provisions of the Ground Lease dated May      , 2000 and entered into by and between Landlord and Tenant (the “Lease”). The Lease is incorporated herein by reference.  If there are any conflicts between the Lease and this Memorandum of Lease, the provisions of the Lease shall prevail.

STATE OF CALIFORNIA	)
)ss.
COUNTY OF ORANGE	)

The foregoing                                                                                                       was sworn to and acknowledged before me on                                 , 2000, by Douglas E. Honey, as CFO/VP Acquisitions, of Festival Fun Parks, LLC dba Palace Entertainment, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

My Commission Expires:

STATE OF FLORIDA	)
) ss.:
COUNTY OF OKALOOSA	)

The foregoing                                                                                                       was sworn to and acknowledged before me on         , 2000, by                                          as                                              of Big Kahuna, Inc. a Florida corporation, on behalf of the corporation.

Notary Public

My Commission Expires:

LANDLORD:	TENANT:

Big Kahuna’s, Inc.,	Festival Fun Parks, LLC
a Florida corporation	a Delaware limited liability company

By:	By:

Name:	Name:

Title:	Title:

Signed, sealed, and delivered	Signed, sealed, and delivered
This day of	This day of
in the presence of:	in the presence of:

Witness	Witness

Witness	Witness

EXHIBIT C

FORM OF DEED

EXHIBIT C

This Document Prepared By: A. ALAN MANNING Clark, Partington, Hart, Larry, Bond, Stackhouse & Stone Post Office Box 13010 Pensacola, Florida 32591-3010

DEED TO BUILDINGS AND FIXTURES

This Deed, Made this           day of               ,        , between                  , a                , and                     , whose post office address is                                                                          , (collectively, “Grantor”), and                       , a                                , whose post office address is                                                                                                       , (“Grantee”).

WITNESSETH, That said Grantor, for and in consideration of the sum of Ten and 00/100 ($10.00) Dollars, and other good and valuable considerations to said Grantor in hand paid by said Grantee, the receipt whereof is hereby acknowledged, has granted, bargained and sold to said Grantee, and Grantee’s heirs and assigns forever, all buildings and fixtures described on Exhibit “A” attached hereto, located on the land lying and being in Destin, Okaloosa County, Florida, as described on Exhibit “B” attached hereto and made a part hereof, which land was not conveyed to Grantor.

“Grantor” and “Grantee” are used for singular or plural, as context requires.

IN WITNESS WHEREOF, Grantor,                      , has caused this document to be signed in its corporate name by its duly elected President and its corporate seal to be affixed hereto, and Grantor,            , has hereunto set his hand and seal this              day of                 ,                .

Signed, sealed and delivered		,
in our presence:

By:
Name:
[Type/print name of witness]	Its:

(CORPORATE SEAL)
[Type/print name of witness]

EXHIBIT “A”

Description of Buildings and Fixtures

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this                                   day of                                      , by                        , individually and as               , of                        , a                                 , on behalf of the corporation, and who (    ) is personally known to me or (   ) has produced a driver license as identification.

(Print/Type Name) NOTARY PUBLIC
(NOTARIAL SEAL)	Commission number:
My Commission expires:

CPHH FILE NO. 00-0435jw

EXHIBIT “B”

Legal Description of Land